Exhibit 23.1



    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 28, 1997 on the consolidated financial statements of Computer Products, Inc. included in Computer
Products, Inc.'s Form 8-K dated October 30, 1997. We also consent to the incorporation by reference in this registration statement of our report dated September 15, 1997 on the combined financial statements of the Elba Group included in Computer
Product Inc.'s Form 8-K/A dated September 22, 1997 and to all references to our Firm included in this registration statement.
Our report dated January 17, 1997 on the consolidated financial statements of Computer Products, Inc. included in Computer
Products, Inc.'s Form 10-K for the year ended January 3, 1997 is no longer appropriate since reclassified financial statements have been presented giving effect to Computer Products, Inc.'s subsequent decision to account for RTP Corp. as a discontinued operation.



ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
  February 5, 1998



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